                   TORTOISE NORTH AMERICAN ENERGY CORPORATION

             TERMS AND CONDITIONS OF THE DIVIDEND REINVESTMENT PLAN

     Registered  holders ("Common  Shareholders")  of common shares (the "Common
Shares") of Tortoise North American  Energy  Corporation  (the  "Company")  will automatically be enrolled (the "Participants") in its Dividend Reinvestment Plan
(the "Plan") and are advised as follows:

     1. THE PLAN AGENT.  Computershare Investor Services, LLC (the "Agent") will act as agent for each  Participant.  The Agent  will  open an  account  for each
Participant  under  the Plan in the same  name in which  his or her  outstanding
Common Shares are registered.

     2. CASH OPTION.  Pursuant to the Company's Plan,  unless a holder of Common
Shares otherwise elects,  all dividend and capital gains  distributions  will be automatically  reinvested  by the  Agent  in  additional  Common  Shares  of the
Company.  Common  Shareholders  who  elect not to  participate  in the Plan will receive  all  distributions  in  cash  paid  by  check  mailed  directly  to the shareholder  of record  (or,  if the shares are held in street or other  nominee name  then to such  nominee)  by the  Agent,  as  dividend  paying  agent.  Such participants  may  elect  not to  participate  in the  Plan and to  receive  all distributions  of  dividends  and  capital  gains  in  cash by  sending  written instructions  to the Agent,  as dividend  paying agent, at the address set forth below.  Please note that the Plan administrator may use an affiliated broker for trading activity, relative to the Plan on behalf of Plan participants.

     3. MARKET PREMIUM ISSUANCES. If on the payment date for a Distribution, the net asset value per Common  Share is equal to or less than the market  price per
Common Share plus estimated brokerage commissions, the Agent shall receive newly issued  Common  Shares  ("Additional  Common  Shares") from the Company for each
Participant's  account.  The number of  Additional  Common Shares to be credited shall be  determined by dividing the dollar  amount of the  Distribution  by the greater of (i) the net asset value per Common Share on the payment date, or (ii)
95% of the market price per Common Share on the payment date.

     4.  MARKET  DISCOUNT  PURCHASES.  If the net asset  value per Common  Share exceeds the market price plus  estimated  brokerage  commissions  on the payment date for a Distribution,  the Agent (or a  broker-dealer  selected by the Agent)
shall endeavor to apply the amount of such  Distribution  on each  Participant's
Common Shares to purchase  Common  Shares on the open market.  In the event of a market discount on the payment date, the Agent will have until the last business day before the next date on which the shares trade on an "ex-dividend"  basis or in no event  more  than 90 days  after the  dividend  payment  date  (the  "last purchase  date") to invest the dividend amount in shares acquired in open-market purchases.  It is  contemplated  that  the  Company  will pay  quarterly  income dividends.  Therefore, the period during which open-market purchases can be made will exist only from the payment date of each  dividend  through the date before the next  "ex-dividend"  date. The weighted average price  (including  brokerage commissions)  of all Common Shares  purchased by the Agent as Agent shall be the price per Common Share allocable to each  Participant.  If, before the Agent has completed its purchases,  the market price plus estimated brokerage  commissions exceeds the net asset value of the Common  Shares as of the  payment  date,  the purchase  price  paid by Agent  may  exceed  the net asset  value of the  Common
Shares,  resulting  in the  acquisition  of  fewer  Common  Shares  than if such
Distribution had been paid in Common Shares issued by the

Company.  Because  of the  foregoing  difficulty  with  respect  to  open-market purchases, the Plan provides that if the Plan Agent is unable to invest the full dividend  amount in open-market  purchases  during the purchase period or if the market discount shifts to a market premium during the purchase period,  the Plan
Agent may cease  making  open-market  purchases  and may invest  the  uninvested portion of the dividend  amount in newly issued  Common  Shares at the net asset value per  Common  Share at the close of  business  on the last  purchase  date.
Participants  should  note that they will not be able to  instruct  the Agent to purchase  Common Shares at a specific time or at a specific  price.  Open-market purchases may be made on any securities exchange where Common Shares are traded, in the over-the-counter market or in negotiated transactions, and may be on such terms as to price,  delivery and  otherwise as the Agent shall  determine.  Each
Participant's  uninvested  funds held by the Agent will not bear  interest.  The
Agent shall have no  liability  in  connection  with any  inability  to purchase
Common  Shares  within the time  provided,  or with the timing of any  purchases effected.  The Agent shall have no responsibility for the value of Common Shares acquired. The Agent may commingle Participants' funds to be used for open-market purchases of Trust shares and the price per share allocable to each  Participant in  connection  with  such  purchases  shall  be the  average  price  (including brokerage  commissions and other related costs) of all Company shares  purchased by Agent.

     5. VALUATION.  The market price of Common Shares on a particular date shall be the last sales price on the  securities  exchange where the Common Shares are listed on that date (the  "Exchange"),  or, if there is no sale on such Exchange on that date, then the mean between the closing bid and asked quotations on such
Exchange on such date will be used.  The net asset  value per Common  Share on a particular  date  shall  be  the  amount  calculated  on  that  date  (or if not calculated on such date, the amount most recently calculated) by or on behalf of the Company in accordance with the then current Valuation Procedures approved by the Board.

     6. TAXATION.  The automatic  reinvestment of Distributions does not relieve
Participants  of any  federal,  state or local  taxes  which may be payable  (or required  to be  withheld  on  Distributions).  Participants  will  receive  tax information  annually for their personal  records and to help them prepare their federal income tax return.  For further  information as to tax  consequences  of participation  in the  Plan,  Participants  should  consult  with  their own tax advisors.

     7.  LIABILITY OF AGENT.  The Agent shall at all times act in good faith and agree to use its best efforts within reasonable limits to ensure the accuracy of all services  performed  under this Agreement and to comply with applicable law, but assumes no responsibility  and shall not be liable for loss or damage due to errors  unless such error is caused by the  Agent's  negligence,  bad faith,  or willful misconduct or that of its employees.

     8.  RECORDKEEPING.  The  Agent may hold each  Participant's  Common  Shares acquired  pursuant to the Plan  together  with the Common Shares of other Common
Shareholders of the Company  acquired  pursuant to the Plan in  non-certificated form in the Agent's name or that of the Agent's  nominee.  Each Participant will be sent a  confirmation  by the  Agent of each  acquisition  made for his or her account as soon as  practicable,  but in no event later than 60 days,  after the date  thereof.  Upon a  Participant's  request,  the Agent  will  deliver to the
Participant,  without charge,  a certificate or certificates for the full Common
Shares.  Although  each  Participant  may from  time to time  have an  undivided fractional  interest in a Common Share of the  Company,  no  certificates  for a fractional share will be issued.  Similarly,  Participants may request to sell a portion of the Common Shares held by the

Agent in their Plan  accounts  by calling  the Agent,  writing to the Agent,  or completing and returning the  transaction  form attached to each Plan statement.
The Agent will sell such Common Shares through a  broker-dealer  selected by the
Agent  within 5 business  days of receipt  of the  request.  The sale price will equal the weighted  average  price of all Common Shares sold through the Plan on the day of the sale, less brokerage  commissions.  Participants should note that the Agent is unable to accept  instructions  to sell on a specific  date or at a specific price.  Any share dividends or split shares  distributed by the Company on Common  Shares held by the Agent for  Participants  will be credited to their accounts.  In  the  event  that  the  Company  makes  available  to  its  Common
Shareholders rights to purchase additional Common Shares, the Common Shares held for each Participant under the Plan will be added to other Common Shares held by the  Participant  in  calculating  the  number  of  rights  to be issued to each
Participant.

     9. PROXY  MATERIALS.  The Agent will forward to each  Participant any proxy solicitation  material.  The  Agent  will  vote  any  Common  Shares  held for a
Participant  first in  accordance  with the  instructions  set forth on  proxies returned  by such  Participant  to the  Company,  and then with  respect  to any proxies not returned by such Participant to the Company,  in the same proportion as the Agent votes the proxies returned by the Participants to the Company.

     10. FEES. The Agent's service fee for handling  Distributions  will be paid by the Company.  Each  Participant  will be charged his or her pro rata share of brokerage commissions on all open-market  purchases.  If a Participant elects to have the  Agent  sell  part or all of his or her  Common  Shares  and  remit the proceeds,  such  Participant  will be  charged  his or her  pro  rata  share  of brokerage commissions on the shares sold, plus a $15 transaction fee.

     11. TERMINATION IN THE PLAN. Each registered  Participant may terminate his or her account under the Plan by notifying the Agent in writing at Computershare
Investors  Services,  LLC, 2 North  LaSalle  Street,  Chicago,  IL 60602,  or by
calling   the  Agent  at   1-800-727-0254,   or  using  the   Agent's   website:
www.computershare.com.  Such  termination  will be  effective  with respect to a particular  Distribution  if the  Participant's  notice is received by the Agent prior to such Distribution  record date. The Plan may be terminated by the Agent or the Company  upon notice in writing  mailed to each  Participant  at least 60 days prior to the effective date of the termination.  Upon any termination,  the
Agent will cause a certificate or  certificates to be issued for the full shares held for each Participant under the Plan and cash adjustment for any fraction of a Common  Share at the then  current  market  value of the  Common  Shares to be delivered to him. If preferred, a Participant may request the sale of all of the
Common Shares held by the Agent in his or her Plan account in order to terminate participation  in the  Plan.  If any  Participant  elects  in  advance  of  such termination to have Agent sell part or all of his shares, Agent is authorized to deduct from the proceeds a $15 fee plus the brokerage  commissions  incurred for the transaction. If a Participant has terminated his or her participation in the
Plan but  continues to have Common  Shares  registered in his or her name, he or she may  re-enroll in the Plan at any time by notifying  the Agent in writing at the address above.

     12. AMENDMENT OF THE PLAN. These terms and conditions may be amended by the
Agent or the Company at any time but,  except when  necessary or  appropriate to comply  with  applicable  law or the rules or  policies  of the  Securities  and
Exchange Commission or any other regulatory  authority,  only by mailing to each
Participant  appropriate  written notice at least 30 days prior to the effective date thereof.  The amendment shall be deemed to be accepted by each  Participant unless,  prior to the effective date thereof,  the Agent receives  notice of the termination of the Participant's  account under the Plan. Any such amendment may include an appointment by the Agent of a successor  Agent,  subject to the prior written approval of the successor Agent by the Company.

     13.  APPLICABLE  LAW. These terms and  conditions  shall be governed by the laws of the State of Delaware.

                                    * * * * *